Report of Independent Registered Public Accoun ting Firm

To the Shareholders and Board of Trustees of Edward Jones Money Market Fund:

In planning and performing our audit of the fi nancial statements of Edward Jones Money
Market Fund (the "Fund") as of and for the year
 ended February 28, 2014, in accordance
with the standards of the Public Company Accoun ting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for de signing our auditing procedures for the purpose of expressing our opinion on the financia l statements and to comply with the requirements of Form N-SAR, but not for the pu rpose of expressing an opinion on the effectiveness of the Fund's internal control ov er financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for
 establishing and maintaining effective
internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs
of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reli ability of financial reporting and the preparation of financial statements for extern al purposes in accordance with generally accepted accounting principles. A company's int ernal control over financial reporting includes those policies and procedures that (1
) pertain to the maintenance of records that, in reasonable detail, accurately and fairly re flect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial st atements in accordance with generally accepted accounting principles, and that receip ts and expenditures of the company are being made only in accordance with authorizatio ns of management and directors of the company; and (3) provide reasonable assurance r egarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal co ntrol over financial reporting may not prevent or detect misstatements. Also, projectio ns of any evaluation of effectiveness to future periods are subject to the risk that cont rols may become inadequate because of changes in conditions, or that the degree of com pliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial
 reporting exists when the design or
operation of a control does not allow management
 or employees, in the normal course of
performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combin ation of deficiencies, in internal control over financial reporting, such that there is a r easonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.





Our consideration of the Fund's internal control
 over financial reporting was for the
limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be ma terial weaknesses under standards established by the Public Company Accounting Over sight Board (United States).
However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over safeg uarding securities, that we consider to be a material weakness as defined above as of February
 28, 2014.
This report is intended solely for the informati on and use of management and the Board of Trustees of the Fund and the Securities and Ex change Commission and is not intended to be and should not be used by anyone other than these specified parties.


		Ernst & Young LLP


Boston, Massachusetts
April 23, 2014